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                                                                    EXHIBIT 99.1
                                                                    ------------

           WINTHROP RESIDENTIAL ASSOCIATES III, A LIMITED PARTNERSHIP
           ----------------------------------------------------------
                         FORM 10-QSB SEPTEMBER 30, 2003
                         ------------------------------


Supplementary information required pursuant to section 9.4 of the partnership agreement:

1. Statement of Cash Available for Distribution for the three months ended September 30, 2003:

       Net loss                                                       $(132,000)
       Add:     Depreciation                                             50,000
                Equity in losses of Local Limited Partnerships           71,000
                Cash from reserves                                       38,000
                                                                       --------
       Cash available for distribution                                 $ 27,000
                                                                       ========
       Distributions allocated to General Partners                     $  2,000
                                                                       ========
       Distributions allocated to Limited Partners                     $ 25,000
                                                                       ========


2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended September 30, 2003:


    Entity Receiving                     Form of
      Compensation                    Compensation                      Amount
-------------------------    ------------------------------           ---------

General Partners             Interest in Cash Available for           $   2,000
                             Distribution

WFC Realty Co., Inc.
(Initial Limited Partner)    Interest in Cash Available for           $       5
                             Distribution